EXHIBIT 23.1

 CONSENT OF ERNST & YOUNG LLP
  INDEPENDENT AUDITORS

 We consent to the incorporation by reference in Registration Statement Nos. 33-35863 and 33-42261 on Form S-3 and Registration Statement Nos. 33-4636, 33-24199, 33-36554, 33-41406, 33-49882, and 33-62097 on Form S-8, of our
 report dated July 16, 1997, except for the third paragraph of Note 5 as to which the date is August 7, 1997, with respect to the consolidated financial statements of Immucor, Inc. in this Annual Report (Form 10-K).


 Ernst & Young LLP

 Atlanta, Georgia
 August 21, 1997